SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PRO-DEX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2361 McGaw Avenue
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 5, 2013

To the Shareholders of Pro-Dex, Inc.:

The Annual Meeting of Shareholders of Pro-Dex, Inc. will be held at our headquarters, 2361 McGaw Avenue, Irvine, California, on December 5, 2013, at 8:00 a.m. Pacific Standard Time, for the following purposes:

1.
To elect five persons to serve as our directors for a term of one year each. The nominees for election to our Board of Directors are named in the attached Proxy Statement, which is part of this Notice.

2.	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

3.	To hold an advisory vote to approve the compensation of our Named Executive Officers, as described in the Proxy Statement.

4.	To hold an advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on October 10, 2013, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. In an effort to facilitate the voting process, we are pleased to avail ourselves of Securities and Exchange Commission, or SEC, rules that allow proxy materials to be furnished to shareholders on the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was mailed to you on or about October 25, 2013, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. Your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the Annual Meeting. If you vote by proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT OCTOBER 25, 2013, OR, IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

OUR BOARD OF DIRECTORS RECOMMENDS: A VOTE “FOR” EACH OF THE FIVE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT; A VOTE “FOR” PROPOSALS 2 AND 3; AND A VOTE FOR “1 YEAR” WITH RESPECT TO PROPOSAL 4.

By Order of the Board of Directors,

PRO-DEX, INC.

/s/ Harold A. Hurwitz
Corporate Secretary

2361 McGaw Avenue
Irvine, California 92614

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 5, 2013

PROXY STATEMENT

SOLICITATION OF PROXIES

The Board of Directors (“Board”) of Pro-Dex, Inc. has made these materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting of Shareholders to be held at Pro-Dex’s headquarters, 2361 McGaw Avenue, Irvine, California, on Thursday, December 5, 2013, at 8:00 a.m. Pacific Standard Time, and at any and all adjournments or postponements thereof. Shareholders are requested to promptly vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, which was mailed to you on or about October 25, 2013. If you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. All shares represented by each properly submitted and unrevoked proxy received on the Internet or by telephone prior to 11:59 p.m. Eastern Standard Time on Wednesday, December 4, 2013, or by proxy card prior to or at the Annual Meeting will be voted in the manner specified therein, and if no direction is indicated (except in the case of broker non-votes), “for” each of the five director nominees named under Proposal No. 1; “for” Proposal Nos. 2 and 3; and “1 Year” with respect to Proposal No. 4.

Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the Annual Meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 p.m. Eastern Standard Time on Wednesday, December 4, 2013, will be counted), by submitting prior to or at the Annual Meeting a later dated proxy card executed by the person executing the prior proxy, or by attendance at the Annual Meeting and voting in person by the person submitting the prior proxy.

Any shareholder who owns shares in street name and would like to vote in person at the Annual Meeting should inform his or her broker of such plans and request a legal proxy from the broker. Such shareholders will need to bring the legal proxy with them to the Annual Meeting and valid picture identification such as a driver’s license or passport in addition to documentation indicating share ownership. Such shareholders who do not receive the legal proxy in time should bring with them to the Annual Meeting their most recent brokerage account statement showing that they owned Pro-Dex stock as of the record date. Upon submission of proper identification and ownership documentation, we will be able to admit the shareholder to the Annual Meeting; however, such shareholder will not be able to vote his or her shares at the Annual Meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and such shareholder’s vote will not be counted unless he or she appears at the Annual Meeting and votes in person.

Our Board does not presently intend to bring any business before the Annual Meeting other than the proposals referred to in this proxy statement and specified in the accompanying Notice of Annual Meeting. So far as is known to our Board, no other matters are to be brought before the Annual Meeting. However, if any other matters are presented properly for action at the Annual Meeting or at any adjournments or postponements thereof, it is intended that the proxies will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K are being made available to our shareholders on the Internet at www.proxyvote.com through the notice and access process on or about October 25, 2013. We will bear the cost of soliciting proxies pursuant to this proxy statement. The solicitation

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will be made through the Internet and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our Common Stock. Further solicitation of proxies may be made by mail upon request, and telephone or oral communications with some shareholders. Our regular employees, who will not receive additional compensation for the solicitation, or a compensated proxy solicitation firm, will make such further solicitations.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the 3,343,988 shares of our Common Stock outstanding at the close of business on October 10, 2013, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Under Colorado law, our Articles of Incorporation and our Bylaws, the holders of a majority of the total shares entitled to vote at the Annual Meeting, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the Annual Meeting. Shares of our Common Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

An “abstention” is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) the broker or nominee does not have discretionary voting power under applicable rules or the instruments under which it serves in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

Assuming a quorum is present, for Proposal No. 1 (the election of directors) the five nominees for director receiving the highest number of affirmative votes will be elected; votes withheld, and broker non-votes have no practical effect.

For Proposal No. 2 (to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014) and Proposal No. 3 (advisory vote to approve the compensation of our Named Executive Officers), assuming that a quorum is present, the matter will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In such matters, abstentions and broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote.

For Proposal No. 4 (advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers), assuming that a quorum is present, the voting frequency option that receives the highest number of votes will be deemed the frequency for the advisory vote on executive compensation that has been selected by shareholders; abstentions and broker non-votes have no practical effect.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the record date. Votes cast at the Annual Meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the Annual Meeting.

Recommendations of our Board

Our Board recommends that our shareholders vote “for” each of the five director nominees named under Proposal No. 1; “for” Proposal Nos. 2 and 3; and “1 Year” with respect to Proposal No. 4.

THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of October 10, 2013 by (i) each person known by us to beneficially own more than 5% of our outstanding shares of Common Stock, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers, and (iv) all directors, director nominees and Named Executive Officers as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Beneficially Owned(3)
Nicholas J. Swenson; AO Partners I, L.P.; and AO Partners, LLC(4) 3033 Excelsior Blvd., Suite 560 Minneapolis, MN 55416	720,753	21.6%
Raymond E. Cabillot; Farnam Street Partners, L.P.; Farnam Street Capital, Inc.; and, Peter O. Haeg(5) 3033 Excelsior Blvd., Suite 320 Minneapolis, Minnesota 55416	354,371	10.6%
First Wilshire Securities Management, Inc.(6) 1224 East Green Street Pasadena, California 91106	214,456	6.4%
Mark P. Murphy 21295 Clear Haven Drive Yorba Linda, California 92886	197,045	5.9%
Richard L. Van Kirk, Jr.(7)	56,390	1.7%
Harold A. Hurwitz(7)	44,722	1.3%
David C. Hovda(7)	15,000	*
Michael J. Berthelot	11,667	*
William J. Farrell III	1,000	— *

All Named Executive Officers, directors and director nominees as a group (7 persons)	1,203,903	34.9%

*	Less than 1%.
1.	Unless otherwise indicated, the address is c/o Pro-Dex, Inc., 2361 McGaw Avenue, Irvine, California 92614.
2.
Unless otherwise indicated, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property and similar laws, where applicable.

3.
Applicable percentage ownership is based on 3,343,988 shares of Common Stock outstanding as of October 10, 2013. Any securities not outstanding but subject to warrants or options exercisable as of October 10, 2013, or exercisable within 60 days after such date, are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such warrants or options, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

4.
AO Partners, LLC is the General Partner of AO Partners I, L.P. Mr. Swenson is the Managing Member of AO Partners, LLC, and, in such capacity, has the power to direct the affairs of AO Partners, LLC, including the voting and disposition of shares of our Common Stock held by AO Partners I, L.P. As such, AO Partners I, L.P., AO Partners, LLC and Mr. Swenson may be deemed to share voting and dispositive power with regard to the 720,753 shares of our Common Stock held by AO Partners I, L.P.

5.
Farnam Street Partners, L.P., Farnam Street Capital, Inc., Raymond E. Cabillot, and Peter O. Haeg claim shared voting power and shared dispositive power of 354,371 shares of our Common Stock held by Farnam Street Partners, L.P.

6.	First Wilshire Securities Management, Inc. claims sole voting power of 666 shares and sole dispositive power of 214,456 shares.
7.
Includes shares of Common Stock issuable upon the exercise of options that were exercisable as of October 10, 2013, or exercisable within 60 days after October 10, 2013, as follows: Mr. Hovda, 15,000 shares, Mr. Hurwitz, 39,722 shares, Mr. Van Kirk, 51,390 shares; and all directors, director nominees and Named Executive Officers as a group, 106,112 shares.

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Proposal No. 1
ELECTION OF DIRECTORS

Current Board Structure and Director Terms

Our Board is currently composed of five members. All directors or their successor nominees stand for election each year.

Certain information with respect to each of the nominees who will be presented at the Annual Meeting by our Board for election as a director is set forth below. Although it is anticipated that each nominee will be available to serve as a director, should that nominee become unavailable to serve, proxies will be voted for such other person as may be designated by our Board.

Unless the authority to vote for directors has been withheld in the proxy, the person named in the accompanying proxy intends to vote at the Annual Meeting for the election of each of the nominees presented below. In the election of directors, assuming a quorum is present, the five nominees for director receiving the highest number of votes cast at the Annual Meeting will be elected as our directors.

DIRECTORS

Set forth below is certain information with respect to our directors.

Name	Age	Position With Company	Audit	Compensation	Nominating and Governance
Raymond E. Cabillot	50	Director	X	X	C
William J. Farrell III	40	Director		X	X
David C. Hovda	51	Director	C		X
Harold A. Hurwitz	61	Director, Chief Executive Officer, President, Chief Financial Officer
Nicholas J. Swenson	45	Director, Chairman of the Board	X	C	X

(X)	Member of the Committee
(C)	Chairman of the Committee

Messrs. Cabillot, Farrell, Hovda and Swenson currently each qualify as an “independent director” as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and we expect that each will continue to qualify as an “independent director” if elected.

Our Board is of the opinion that the election to our Board of the director nominees identified herein, each of whom has consented to serve if elected, would be in our shareholders’ best interests.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE
NOMINEES NAMED BELOW.

Raymond E. Cabillot (50), current director and nominee, has, from January 1998 until the present, served as Chief Executive Officer and a director of Farnam Street Capital, Inc., the General Partner of Farnam Street Partners L.P., a private investment partnership located in Minneapolis, MN.  He was a Senior Research Analyst at Piper Jaffray, Inc. from 1990 to 1998.  Prior to that, he worked for Prudential Capital Corporation from 1987 to 1990 as an Associate Investment Manager and as an Investment Manager.  Mr. Cabillot serves as a director of several private companies. He was a director of O.I. Corporation, a Nasdaq listed company (OICO), from 2006 to 2010. He served as Chairman of the Board of O.I. Corporation from 2007 through 2010 and during 2010 served as Co-Chairman of the Board of O.I. Corporation.

Mr. Cabillot has a B.A. degree with a double major in Economics and Chemistry from Saint Olaf College and an M.B.A. from the University of Minnesota.  Mr. Cabillot has been a director of our since January 2013.

Mr. Cabillot brings the following experience, qualifications, attributes and skills to our Board:

●	More than 25 years of experience as a financial analyst and investment manager;

●	Four years of prior public company board experience, including three years as Chairman and one year as Co-Chairman; and

●	Independent of our management.

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William J. Farrell III (40), current director and nominee, has, from January 2011 until the present, served as Chief Executive Officer of Viszy Inc., a start-up company developing software and services for the consumer market. Mr. Farrell is also Chief Executive Officer of B ō biam, LLC, a company that turns youth art into apparel and other products, which it merchandises through its retail store and wholesale channels. From April 1998 to January 2011, Mr. Farrell held various senior management roles at Medtronic, Inc. (NYSE: MDT), a multi-national medical technology company. His engineering career began with eight years in production support, process development and operations. He then worked 10 years in product development for Medtronic, during which time he led management teams in program, product and process development. At the end of his tenure with Medtronic, he was Senior Director of Product Development and led corporate-wide initiatives to improve design, reliability and manufacturability practices. Mr. Farrell has a B.S. degree in Mechanical Engineering from the University of Minnesota (1996).  Mr. Farrell has been a director of our since January 2013.

Mr. Farrell brings the following experience, qualifications, attributes and skills to our Board:

●	Current senior-level management, operating and board experience;

●	More than 12 years of experience in engineering and management roles in the medical device industry, our primary target market; and

●	Independent of our management.

David C. Hovda (51), current director and nominee, has served as President, Chief Executive Officer and a member of the Board of Directors of Spinal Motion, Inc., a privately held medical device company that designs, develops and markets artificial discs for use in the spine, since 2004. Prior to joining Spinal Motion, he held leadership positions with Arthrocare, Inc., (Nasdaq: ARTC), a developer and manufacturer of surgical devices, instruments, and implants focused on enhancing surgical techniques and patient outcomes, serving as the Vice President/General Manager of its Spine Division from 1999 to 2004, and as the Managing Director of its ENT Division from 1997 to 1999. From 1992 to 1997, Mr. Hovda served in financial analysis and product management positions with Medtronic, Inc. (NYSE: MDT), a multi-national medical technology company, which culminated in his service as the European Business Manager of its Upper Airway Venture from 1995 to 1997. He holds more than 30 patents related to radio frequency ablation technology, specific clinical applications, and artificial disc replacement designs and implantation methods. Mr. Hovda served for five years with the United States Navy, achieving the rank of Lieutenant. He received a Bachelor of Science degree in Civil Engineering from Northwestern University and an M.B.A. from the Harvard Graduate School of Business Administration.  Mr. Hovda has been a director of our since January 2013.

Mr. Hovda brings the following experience, qualifications, attributes and skills to our Board:

●
Current senior-level management, operating and board experience based on 20 years of participation in the medical device industry, our primary target market, eight years of which are specifically with medical devices to treat disorders of the spine, a sector within the medical device industry that we believe represents potential for future revenue growth;

●
Core management and leadership skills gained through experience overseeing and managing operations at the manager and chief executive officer levels, including experience in medical device intellectual property, product development, clinical testing and marketing;

●	Experience in financial analysis, including operational restructuring, acquisition opportunities and market entry feasibility; and

●	Independent of our management.

Harold A. Hurwitz (61), current director and nominee, has served as our Chief Executive Officer and President since February 2013 in addition to his positions as Chief Financial Officer, Treasurer and Secretary, which he has held since joining the Company in October 2010. Between March 2010 and September 2010, Mr. Hurwitz served as an independent consultant, providing service primarily to a molecular diagnostics company. From April 2008 to February 2010, Mr. Hurwitz served as Chief Financial Officer and Vice President of Interventional Spine, Inc., a venture-backed medical device company. Prior to joining Interventional Spine in April 2008, Mr. Hurwitz served as Principal Consultant, focused on the medical technology industry, with McDermott & Bull from December 2005 to March 2008. Mr. Hurwitz served as an independent consultant from December 2004 to December 2005, with his primary client during that time being Micro Therapeutics, Inc., a then-public medical device company (now part of Covidien plc). He was Chief Financial Officer of Micro Therapeutics, Inc. from December 1997 to December 2004. Earlier in his career, Mr. Hurwitz was a Partner with Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP), where he was a Business Assurance Partner, Team Leader of its Orange County Medical Device Practice and an SEC Review Partner. He has a broad financial background that includes more than 35 years of public accounting and financial management experience. In addition, he has leadership experience in human resources and information technology, diversified fund raising and Sarbanes-Oxley compliance. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.  Mr. Hurwitz has been a director of ours since June 2013.

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Mr. Hurwitz brings the following experience, qualifications, attributes and skills to our Board:

●
37 years of experience in accounting, reporting and financial management based on 22 years as an employee and partner with Coopers & Lybrand L.L.P. and 15 years as a chief financial officer and financial consultant;

●	10 years as a chief financial officer of publicly held companies, including three years as our Chief Financial Officer; and

●	29 years of senior-level management, operating and consulting experience in the medical device industry, our primary target market.

Nicholas J. Swenson (45), current director and nominee, is an investor in both private and public companies. Since March, 2009, Mr. Swenson has been the Chief Executive Officer and a Portfolio Manager of Groveland Capital, LLC.  Prior to forming Groveland Capital, Mr. Swenson was a Portfolio Manager and Partner at Whitebox Advisors, LLC, a multi-strategy hedge fund, from 2001 to 2009. From 1999 to 2001 he was a Research Analyst at Varde Partners, LLC, a partnership that specializes in distressed debt investing. He was an Associate in Corporate Finance at Piper Jaffray, Inc. from 1996 to 1999. Mr. Swenson serves as a director of several private companies as well as Air T, Inc. (AIRT), a Nasdaq listed company. Mr. Swenson has a B.A. degree in History from Middlebury College (1991) and an M.B.A. from the University of Chicago (1996).  Mr. Swenson has been a director of ours since January 2013.

Mr. Swenson brings the following experience, qualifications, attributes and skills to our Board:

●	17 years of experience as a financial analyst and investment manager;

●	Public company board experience; and

●	Independent of our management

BUSINESS EXPERIENCE OF KEY MANAGEMENT

Set forth below is information concerning our other non-director key management personnel.

Richard L. Van Kirk (53) was appointed our Chief Operating Officer in April 2013. He joined the Company in January 2006 and was named Vice President of Manufacturing in December 2006. Mr. Van Kirk's career includes over 13 years of management experience in manufacturing. Mr. Van Kirk previously served as Manufacturing Manager and Manager of Product Development at Comarco Wireless Technologies, ChargeSource Division, which provides power and charging functionality for popular electronic devices and wireless accessories. Prior to Comarco, Mr. Van Kirk was General Manager at Dynacast, a leader in precision die casting. Mr. Van Kirk earned a BA in Business Administration at California State University, Fullerton and an M.B.A. from Claremont Graduate School.

BOARD MEETINGS AND RELATED MATTERS

During the fiscal year ended June 30, 2013, our Board held 10 meetings and acted one time by unanimous written consent. For all meetings at which our Board was not comprised entirely of independent directors, the independent members met immediately after each Board meeting. The “independent directors” consist of all non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules). No director attended less than 75% of the aggregate of all meetings of our Board and all meetings of committees of our Board upon which he served.

Audit Committee

Our Board has an Audit Committee that consists of three Board members, Messrs. Hovda (Chairman), Cabillot and Swenson. The Audit Committee is comprised entirely of non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) and operates under a written charter adopted by our Board. The duties of the Audit Committee include meeting with our independent registered public accounting firm to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accounting firm’s performance and appoints or replaces the independent public accounting firm subject, if applicable, to the consideration of shareholder ratification for the ensuing fiscal year. A copy of the Audit Committee’s current charter may be found at our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Audit Committee Charter.” The Audit Committee and Board have confirmed that the Audit Committee does and will continue to include at least three independent directors and has confirmed that Messrs. Hovda, Cabillot and Swenson each meet applicable SEC regulations for designation as an “Audit Committee Financial Expert” based upon their respective experience noted elsewhere in this proxy statement. The Audit Committee held five meetings during the fiscal year ended June 30, 2013.

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Nominating/Corporate Governance Committee

Our Board has a Nominating/Corporate Governance Committee (“Nominating Committee”) that consists of four Board members, Messrs. Cabillot (Chairman), Farrell, Hovda and Swenson. The Nominating Committee is comprised entirely of non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) and operates under a written charter adopted by our Board, a copy of which may be found at our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Charter of the Nominating/Corporate Governance Committee.” In such capacity, the Nominating Committee identifies and reviews the qualifications of candidate nominees to our Board.  The Nominating Committee held one meeting during the fiscal year ended June 30, 2013.

The Nominating Committee works with our Board to determine the appropriate characteristics, skills, and experiences for our Board as a whole and its individual members with the objective of having a Board with diverse experience. The Nominating Committee believes that it is desirable that directors possess an understanding of our business environment and have the requisite ethical standards, knowledge, skills, expertise and diversity of experience such that our Board’s ability to manage and direct our affairs and business is enhanced. Additional considerations may include an individual’s capacity to enhance the ability of committees of our Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements. The Nominating Committee may receive candidate nomination suggestions from current Board members, our executive officers, our shareholders or other sources, which may be either unsolicited or in response to requests from our Board for such candidates. The Nominating Committee may also, from time to time, engage firms that specialize in identifying director candidates. Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, a member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that it might be evaluating for nomination to our Board. The Nominating Committee or other Board members may also contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. With the candidate’s consent, the Nominating Committee may also engage an outside firm to conduct background checks on the candidate as part of the evaluation process. The Nominating Committee’s evaluation process does not vary based on the source of the recommendation.

Shareholder nominations for director should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the proxy statement and will serve as a director if elected. In order for any such candidate to be considered for nomination and, if nominated, to be included in the proxy statement, such recommendation must satisfy the requirements discussed later in this proxy statement under the heading “Proposals of Shareholders.”

In compiling the list of our Board nominees appearing in this proxy statement, nominee referrals as well as nominee recommendations were received from existing directors and members of management—both solicited and unsolicited. No paid consultants were engaged by us, our Board or any of our Board’s committees for the purposes of identifying qualified, interested Board candidates.

Compensation Committee

Our Board has a Compensation Committee that consists of three Board members, Messrs. Swenson (Chairman), Cabillot and Farrell. The Compensation Committee is comprised entirely of non-employee, “independent directors” (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) and operates under a written charter adopted by our Board. A copy of the Compensation Committee’s current charter may be found at our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Compensation Committee Charter.” The Compensation Committee establishes compensation policies applicable to our executive officers and directors. The Compensation Committee held three meetings during the fiscal year ended June 30, 2013.

The agenda for each meeting of the Compensation Committee is usually developed by the Chairman of the Committee and our outside legal counsel with input from the other Committee members as well. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings or executive sessions. Among other things, the charter of the Compensation Committee grants the Compensation Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers
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necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

BOARD LEADERSHIP STRUCTURE

Our Board has separated the roles of Chairman of the Board and Chief Executive Officer. Mr. Swenson, an independent director, serves as Chairman of our Board and presides at all Board and shareholder meetings. Mr. Hurwitz is the Chief Executive Officer, serves as our primary spokesperson and supervises our business, subject to the direction of our Board. The independent Board members annually assess Mr. Hurwitz’s performance as Chief Executive Officer. We believe that an independent Chairman is better able to provide oversight and guidance to management, especially in relation to the Board’s essential role in risk management oversight, and to ensure the efficient use and accountability of resources. Furthermore, this separation provides for focused engagement between these two roles in their respective areas of responsibility, while still providing for collaborative participation. The separation of the Chairman and Chief Executive Officer roles, together with our other comprehensive corporate governance practices, are designed to establish and preserve management accountability, provide a structure that allows the Board to set objectives and monitor performance, and enhance stockholder value.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee and management reports about such risks and their mitigation. Our Board believes the division of risk management responsibilities described above is an effective approach for evaluating and addressing the risks we face and that the structure allows our Board to exercise effective oversight of the actions of management.

COMPENSATION OF EXECUTIVE OFFICERS AND MANAGEMENT

Compensation Committee Procedures

The Compensation Committee makes its most significant determinations with respect to annual compensation, bonus awards, and new financial and other corporate performance objectives for executive compensation purposes, at one or more meetings held during the first quarter of the fiscal year for which the targets and compensation levels are applicable. The Compensation Committee generally makes determinations regarding the grant of annual equity incentive awards to our employees at the first meeting held following the Audit Committee’s approval of the Form 10-K Annual Report for the fiscal year just ended—generally during the first quarter of the fiscal year. At various meetings throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of, and any risks relating to, our compensation strategies, policies and practices, potential modifications to those strategies, policies and practices, and new trends, plans or approaches to compensation.

Generally, the Compensation Committee’s process consists of two related elements: (i) the determination of compensation levels and (ii) the establishment of financial and other corporate performance objectives in connection with our Annual Incentive and Long-Term Incentive Plans. Our Annual Incentive Plan provides for payment of cash bonuses to participants following the completion of a fiscal year subject to the attainment of certain performance goals. Our Long-Term Incentive Plan rewards long-term growth, profitability and total shareholder return by providing a vehicle through which our executive officers may receive stock-based compensation. For executive officers other than our CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our CEO. In the case of our CEO, the evaluation of his performance is conducted by the Compensation

8

Committee, which determines any adjustments to his compensation as well as equity awards to be granted. Our CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, our stock performance data, and analyses of historical executive compensation levels and our current compensation levels. Periodically, the Compensation Committee reviews all of our incentive compensation plans in order to evaluate the level of risk that such plans may encourage and, along with management’s report concerning such matters and their mitigation, to ensure that each plan is properly monitored and evaluated. The specific determinations of the Compensation Committee with respect to executive compensation for the fiscal year ended June 30, 2013 are described herein.

Compensation Committee Philosophy

Our compensation philosophy is predicated upon the following concepts:

●
We pay competitively. We are committed to providing a pay program that helps attract and retain highly qualified people in the industry. To ensure that pay is competitive, we compare our pay practices with those of other leading companies of similar size and location(s) and set our pay parameters based on this review.

●
We pay for sustained performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by the Compensation Committee by reviewing the extent to which strategic and business plan goals are met, including such factors as revenues, operating profit and cash flow.

●
We strive for fairness in the administration of pay and to achieve a balance of the compensation paid to a particular individual as compared to the compensation paid to both our executives and executives at comparable companies.

●	We believe that employees should understand the performance evaluation and pay administration process.

The Compensation Committee believes that it is important that our executives be compensated in a manner that closely links compensation with performance and yet does not incent excessive risk-taking. To that end, the Compensation Committee has developed a comprehensive and balanced compensation plan that includes a base salary; an annual cash incentive based upon our Annual Incentive Plan; a long-term stock incentive based upon our Long-Term Incentive Plan; equity awards; and, a package of benefits similar in scope and nature to those offered to all our other employees.

The Compensation Committee believes that there are no risks related to our compensation plans that would result in a material adverse impact on us. This conclusion is based upon management’s risk analysis and the Compensation Committee’s belief that the following mitigating factors also serve to reduce such risks:

●	Incentives are capped at a maximum amount regardless of the degree to which objectives may be exceeded.

●	Payments are based upon audited year end results.

●	Multiple objectives are used as performance targets.

●	Computations are reviewed at regular intervals during the year and are subject to multiple levels of review at the management, committee, and full Board level.

●	All incentives are based upon pre-established objective criteria as approved by our Board.

Compensation of Executive Officers

The following table sets forth certain compensation information for the fiscal years ended June 30, 2013 and 2012, for our principal executive officer, our principal financial officer and one other executive officer, who was the only other executive officer whose total compensation exceeded $100,000 during fiscal year ended June 30, 2013 (collectively, the “Named Executive Officers”).

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Harold A. Hurwitz(4)	2013	$192,311	$—	$8,650	$6,227	$—	$12,048	$219,236
Director, CEO, President, CFO, Treasurer and Secretary	2012	$185,075	$4,625	$—	$21,265	$—	$6,494	$217,459

Richard L. Van Kirk(5)	2013	$157,011	$—	$8,650	$6,227	$—	$16,511	$188,399
COO	2012	$—	$—	$—	$—	$—	$—	$—

Michael J. Berthelot(6)	2013	$195,852	$—	$—	$—	$—	$173,174	$369,026
Director, CEO	2012	$52,888	$—	$—	$190,431	$—	$—	$243,319
and President

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended June 30, 2013 and 2012, for the fair value of stock awards granted to each of our Named Executive Officers calculated in accordance with FASB ASC Topic 718. Pursuant to applicable SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the restricted stock awards, refer to Notes To Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These amounts reflect only our accounting expense for these stock awards and do not correspond to the actual value that will be recognized by our Named Executive Officers.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended June 30, 2013 and 2012, for the fair value of stock options granted to each of our Named Executive Officers calculated in accordance with FASB ASC Topic 718. Pursuant to applicable SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Notes To Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These amounts reflect only the expense to be recognized for financial statement purposes and do not correspond to the actual value that will be recognized by our Named Executive Officers. See the table of Outstanding Equity Awards at June 30, 2013, below, for more information on options held by the Named Executive Officers. Stock options awarded have a term of ten years; vest in equal monthly or annual installments as per the applicable option agreement over a period of up to four years, and have an exercise price equal to either (a) the average of the high and low prices of our Common Stock on the Nasdaq Capital Market on the date of grant for options granted under our First Amended and Restated 2004 Stock Option Plan, or (b) the closing price of our Common Stock on the Nasdaq Capital Market on the last business day prior to the date of grant in which a closing price is available for options granted under our Second Amended and Restated 2004 Stock Option Plan.

(3)	All Other Compensation consists of:

Name	Year	Life and health insurance premium payments	Matching contributions to the Company’s 401(k) plan	Separation agreement payments	Total ($)
Harold A. Hurwitz	2013	$9,914	$2,134	$—	$12,048
	2012	$5,854	$640	$—	$6,494

Richard L. Van Kirk	2013	$14,964	$1,547	$—	$16,511
	2012	$—	$—	$—	$—

Michael J. Berthelot	2013	$2,640	$3,140	$167,394	$173,174
	2012	$—	$—	$—	$—

(4)	Mr. Hurwitz was appointed our Chief Executive Officer and President on February 25, 2013, in addition to continuing his position as CFO, Treasurer and Secretary.
(5)	Mr. Van Kirk was appointed our Chief Operating Officer on April 23, 2013. Mr. Van Kirk did not qualify as a Named Executive Officer prior to such appointment.
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(6)
Mr. Berthelot’s employment with us commenced April 20, 2012 and concluded on February 25, 2013.  Of the Option Awards granted to Mr. Berthelot in 2012, 100% expired unexercised upon the conclusion of Mr. Berthelot’s employment with us.

Employment Agreements with Named Executive Officers

Employment Arrangement with Harold A. Hurwitz

On February 25, 2013, Mr. Hurwitz began service as our Chief Executive Officer and President, in addition to continuing to serve as our Chief Financial Officer, a position he has held since 2010.  In connection with the appointment, Mr. Hurwitz entered into an at-will employment arrangement (the “February 2013 Employment Arrangement”), the terms of which incorporate the terms of Mr. Hurwitz’s previously existing employment arrangement dated August 23, 2010 (except for the base compensation stated therein) and Mr. Hurwitz’s existing Change of Control Agreement dated July 19, 2011.

Pursuant to the terms of the February 2013 Employment Arrangement, Mr. Hurwitz’s compensation consists of the following:

●	A base salary at an annualized rate of $225,000.

●	Participation in our Annual Incentive Plan and Long Term Incentive Plan.

●
Mr. Hurwitz is permitted to participate in any program of stock options or other equity grants that we may from time to time provide key employees. Such grants are made under the terms and provisions of the Second Amended and Restated 2004 Stock Option Plan or a successor stock incentive plan as may be approved by our Board.

●
Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits on the same terms as other employees, except Mr. Hurwitz will not participate in the Company-wide employee bonus plan.

Employment Arrangement with Richard L. Van Kirk

On April 23, 2013, Mr. Van Kirk began service as our Chief Operating Officer.  In connection with the appointment, Mr. Van Kirk entered into an at-will employment arrangement (the “April 2013 Employment Arrangement”), which incorporates certain terms of Mr. Van Kirk’s existing at-will employment arrangement dated January 6, 2006 and Mr. Van Kirk’s existing Change of Control Agreement dated July 19, 2011. Pursuant to the April 2013 Employment arrangement, Mr. Van Kirk’s compensation consists of the following:

●	A base salary at an annualized rate of $180,000.

●	Participation in our Annual Incentive Plan and Long Term Incentive Plan.

●
Mr. Van Kirk is permitted to participate in any program of stock options or other equity grants that we may from time to time provide key employees. Such grants are made under the terms and provisions of the Second Amended and Restated 2004 Stock Option Plan or a successor stock incentive plan as may be approved by our Board.

●
Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits on the same terms as other employees, except Mr. Van Kirk will not participate in the Company-wide employee bonus plan.

Fiscal Year 2013 Compensation Reduction

Upon the recommendation of management and as approved by the Compensation Committee and our Board, all our employees, including the Named Executive Officers, became subject to a 5% reduction in base compensation, effective July 1, 2012. Upon the recommendation of management and as approved by the Compensation Committee and our Board, this reduction was discontinued as of the end of business on September 30, 2013.

Annual Incentive Awards

On July 14, 2010, our Board approved an Annual Incentive Plan (“AIP”) to provide annual cash-based incentive opportunities for our key employees. The AIP provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain pre-determined performance goals established by the Compensation Committee. Target incentives under the AIP range from 20% to 50% of a participant’s base salary with a maximum achievement factor of 200%, capping such awards at 40% to 100% of base salary.

Fiscal 2012 performance metrics for our Named Executive Officers included financial performance measures related to revenue growth, profit before tax, net cash flow and other measures directly related to each Named Executive Officer’s individual job responsibilities and areas of influence. During fiscal 2012, six individuals participated in the AIP under which total awards of $42,772 were made. Upon the recommendation of management and as approved by the Compensation Committee and our Board, payment of all AIP awards for 2012 (except for the award paid to Mr. Mark

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Murphy, a former Chief Executive Officer, as described below) was deferred until such time as our Company-wide 5% reduction in base compensation is repaid to all employees who are not members of senior management (see “Fiscal Year 2013 Compensation Reduction” above).

Under the fiscal 2012 AIP, our former Chief Executive Officer, Mark Murphy, received a $12,082 payment at the time of his departure from the Company in accordance with the terms of his separation agreement.

Also under the terms of the AIP, a fiscal 2012 award of $4,625 was made to Mr. Hurwitz, although payment of such award has been deferred as noted above.

For fiscal 2013, the AIP was slightly modified so as to recognize both individual performance as well as overall corporate performance. Awards were to be calculated by multiplying (a) an Individual Achievement Factor as determined by each participant’s achievement of his individual objectives times (b) a “Corporate Achievement Factor”. For fiscal 2013, the Corporate Achievement Factor was established as EBITDA (as determined by our Board based on our applicable audited financial statements and calculated substantially in conformance with our historic determination of EBITDA) of $800,000. No incentives were to be paid unless a minimum Corporate Achievement Factor was achieved, which minimum Corporate Achievement Factor was established as EBITDA of $300,000.  Because the minimum Corporate Achievement Factor was not achieved, no awards were made under the terms of the AIP for fiscal 2013.

For fiscal 2014, AIP awards are subject to a formula based on threshold cash flows from operations of approximately $300,000, with no Individual Achievement Factors as existed in prior years.  In years subsequent to fiscal 2014, we expect that the AIP will be calculated in two parts, subject to formulas based on (a) threshold cash flows from operations, and (b) growth in cash flows from operations.  The Compensation Committee believes that this design, which balances short-term and long-term incentives, reduces the inherent risk of incentive compensation by rewarding business decisions and actions over a longer term, thus avoiding plan designs that could incentivize executives to take actions that would result in short-term gain in order to bolster annual incentive compensation without regard to the long-term best interests of the Company.

Long-Term Incentive Awards

On July 14, 2010, our Board approved a Long Term Incentive Plan (“LTIP”) in order to provide an incentive for executives to focus on the long-term sustainable growth of the Company.  In fiscal 2013, our executives, including our Named Executive Officers, participated in the LTIP.  Effective in fiscal 2014, the LTIP has been discontinued in favor of the long-term incentives offered by the AIP, as described above.

The LTIP allowed for an award to be made to the participants by the Compensation Committee at the beginning of each fiscal year, with the final determination and payment of that award occurring at the end of the third year following the award’s grant and after such payment is approved by the Compensation Committee. The Compensation Committee reviewed the status and forecasted amount of outstanding LTIP awards for each participant, including the Named Executive Officers, on a quarterly basis. Unless otherwise provided in the plan, LTIP awards were to be paid in shares of Company restricted stock granted under our Second Amended and Restated 2004 Stock Option Plan. LTIP awards could range from 50% to 150% of the target award depending upon the actual achievement level as measured against certain predetermined performance objectives.

Target awards under the LTIP were set at 50% of base salary. Performance metrics were established for each participant and achievement was measured over a three-year period. One-half of each LTIP award was determined by Total Shareholder Return (“TSR”) as measured against a peer group of companies. The remaining half of the LTIP award was measured against performance objectives which included revenue growth, net income, EBITDA or similar metrics established by the Compensation Committee within the first 75 days of the measurement period.

Payment of awards related to the award period beginning in fiscal 2011 would have been made following the end of fiscal 2013, however, none of the threshold targets had been met.  Accordingly, no awards were payable from this period.

Final determination of the amounts to be paid under the LTIP award periods beginning in fiscal 2012 and 2013 will occur following the end of fiscal years 2014 and 2015, respectively.  Based on our performance through fiscal 2013, no awards have been accrued to date for either of these award periods.

Change of Control Agreements

On July 19, 2011, the Compensation Committee approved change of control agreements (the “Change of Control Agreements”) for Messrs. Hurwitz, Van Kirk and Berthelot. The Change of Control Agreements provide that if the individual’s employment with us involuntarily terminates (as such term is defined in the Change of Control Agreements) within 12 months after a change of control (as such term is defined in the Change of Control Agreements, which includes, among other items, (a) conditions under which a person or group becomes a beneficial owner of 50% or more
12

of the voting power of our outstanding stock, or (b) a change in the composition of our Board occurring within a one-year period of 60% or more), the individual will receive, subject to signing a release of claims in favor of us, (i) a lump sum amount equal to thirty (30) weeks base compensation of the individual at the time of such termination and (ii) one hundred percent (100%) Company-paid health, dental and life insurance coverage as provided to the individual immediately prior to his termination of employment for a period equal to the earlier of (i) twelve (12) months following termination or (ii) until the individual becomes covered under another employer’s group health, dental or life insurance plan. In addition, the individual shall be entitled to receive bonus or compensation award payments, if any, in accordance with the terms of our AIP and LTIP and we shall pay the individual all of his accrued and unused vacation, if any, through the date of termination. If the individual receives a payment under the terms of the Change of Control Agreement, he will not be eligible to receive a severance payment under our severance policy in existence at the time of such payment.

In June 2012, a group of our shareholders nominated a slate of three director nominees (the “AO Nominees”) to run in opposition to the slate of five director nominees placed into nomination by our then-incumbent Board of Directors (the “Pro-Dex Nominees”). At our January 17, 2013 Annual Meeting of Shareholders (the “2012 Annual Meeting”), our shareholders elected the three AO Nominees and two Pro-Dex Nominees, only one of whom was an incumbent member of our Board of Directors, to fill the five seats on our new Board of Directors. As a result, the Board of Directors elected at our 2012 Annual Meeting was composed of four new members and one continuing member. The degree of change in composition of our Board as described above constituted a “change of control” under the Change of Control Agreements.

In connection with Mr. Berthelot’s previously reported separation of employment with us on February 25, 2013, the Company and Mr. Berthelot entered into a Separation Agreement and General Release of All Claims (“Separation Agreement”) concerning the conclusion of his employment services with us. Under the terms of the Separation Agreement, Mr. Berthelot was paid all unpaid base salary and unreimbursed business expenses for the period through February 25, 2013, plus his prorated portion under the LTIP in the amount of $1,971, in addition to the $165,423 under the terms of his Change of Control Agreement described above and as additional consideration for the release of claims under the terms of the Separation Agreement.

Also, the “change of control” that resulted from the new Board composition at the 2012 Annual Meeting would entitle each of Messrs. Hurwitz and Van Kirk to the benefits provided under his respective Change of Control Agreement if his employment with us is involuntarily terminated prior to January 17, 2014. The Change of Control Agreements with Messrs. Hurwitz and Van Kirk terminate upon the earlier of (i) the date that all obligations of the parties under the Change of Control Agreements have been satisfied or (ii) July 19, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information about outstanding equity awards held by our Named Executive Officers as of June 30, 2013.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Harold A. Hurwitz	17,778	2,222	$1.97	October 7, 2020
	14,582	10,418	$1.80	September 12, 2021
	—	5,000	$1.73	September 11, 2022
					5,000	$ 9,500

Richard L. Van Kirk	8,334	—	$7.65	January 6, 2016
	3,334	—	$4.38	May 18, 2017
	17,778	2,222	$1.97	October 7, 2020
	14,582	10,418	$1.80	September 12, 2021
	—	5,000	$1.73	September 11, 2022
					5,000	$ 9,500

Michael J. Berthelot	—	—	—	—	—	—

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Compensation of Directors

2010 Directors’ Compensation Plan

In 2010, the Compensation Committee engaged Remedy Compensation Consulting (“Remedy”) as its independent compensation consultant to assist the Compensation Committee in evaluating compensation strategies with respect to our employees and the non-employee directors on our Board, noting that director compensation had not changed since 1997. As part of its engagement, the Compensation Committee directed Remedy to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for the group. The analysis with respect to compensation of non-employee Board members resulted in the Board’s adoption, in July 2010, of the compensation plan described below (the “2010 Directors’ Compensation Plan”). In 2011, the Compensation Committee engaged the independent compensation consulting firm Compensia (who had acquired Remedy during 2011) to perform an updated analysis based on the same comparative group of companies. Among the findings resulting from the updated analysis were that the elements of the non-employee directors’ compensation plan described below fell generally at, or below, the targeted 25th percentile of the comparative group of companies.

The compensation plan for non-employee members of our Board under the 2010 Directors Compensation Plan was as follows:

Annual retainer for each director	$24,000
Additional annual retainer for service as:
Lead Director/Chairman	$7,000
Committee Chair	$5,000

All retainers were paid in quarterly installments at the end of each calendar quarter. In the event that a director attended more than six Board meetings or more than six meetings of any committee upon which that director served in one fiscal year, an additional per meeting fee of $1,000 for in person meetings or $500 for telephone meetings was paid. If any such “excess” committee meeting was held on the same date as a Board meeting, only the Board meeting was considered compensable.

In addition, upon election or appointment to our Board, each director was granted an option for the purchase of 15,000 shares of our Common Stock. Upon re-election to our Board, each director was granted an option for the purchase of 10,000 shares of our Common Stock. All such option grants were made as of the date of such election, appointment or re-election and in accordance with the terms of our Director Option Plan.

Effective July 1, 2012, our Board voluntarily reduced the amounts of the cash retainers described above by 12%. This reduction remained in effect until May 2, 2013, at which time the compensation of non-employee directors on our Board was changed, as described below.

2013 Directors’ Compensation Plan

On February 4, 2013, the AO Nominees (Messrs. Swenson, Cabillot and Farrell), each of whom was elected to our Board at the January 17, 2013 Annual Meeting of Shareholders, each opted to waive (a) receipt of stock options they were otherwise entitled to receive upon their election to the Board, and (b) any cash retainers or meeting fees in excess of $200 per meeting and $2,000 per year.

At its meeting on May 2, 2013, our Board replaced the 2010 Directors’ Compensation Plan with the 2013 Directors’ Compensation Plan that provides for the following:

●	Fees of $200 for participation in Board or Committee meetings, to a maximum of $2,000 per fiscal year; and

●	An annual retainer of $23,000 for the Audit Committee Chair (which may be modified in compensating any future Audit Committee Chair).

The 2013 Directors’ Compensation Plan has no provision for (a) retainers other than that described above, or (b) grants of options to purchase shares of our common stock.

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The directors’ fees earned or paid in the fiscal year ended June 30, 2013 are as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
George J. Isaac(3)	$25,510	—	$25,510
David Holder(4)	$26,010	—	$26,010
William J. Healey(5)	$36,287	$13,917	$50,204
Michael J. Berthelot(6)	$4,014	—	$4,014
David C. Hovda(7)	$7,250	$22,749	$29,999
William J. Farrell III(8)	$1,000	—	$1,000
Nicholas J. Swenson(8)	$1,200	—	$1,200
Raymond E. Cabillot(8)	$1,200	—	$1,200

(1)	Cash compensation is based on the annual retainers and per meeting fees under the 2010 Directors’ Compensation Plan and the 2013 Directors’ Compensation Plan, as applicable.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended June 30, 2013 for the fair value of stock options granted to each of our directors calculated in accordance with FASB ASC Topic 718. Pursuant to applicable SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Notes To Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These amounts reflect only the expense to be recognized for financial statement purposes and do not correspond to the actual value that will be recognized by our directors.

(3)	Mr. Isaac’s position as a Board member terminated on January 17, 2013.
(4)	Mr. Holder’s position as a Board member terminated on January 17, 2013.
(5)
Upon Mr. Healey’s re-election as a director in January 2013, he was granted an option to purchase 10,000 shares of our Common Stock at a per share price of $2.14. Mr. Healey’s position as a Board member terminated on June 7, 2013.

(6)	Mr. Berthelot’s position as a Board member terminated on January 17, 2013.
(7)	Upon Mr. Hovda’s election as a director in January 2013, he was granted an option to purchase 15,000 shares of our Common Stock at a per share price of $2.14.
(8)
Messrs. Farrell, Swenson and Cabillot were elected as directors in January 2013. As described elsewhere in this proxy statement, Messrs. Farrell, Swenson and Cabillot each waived the stock options and certain fees they were otherwise entitled to under the 2010 Directors' Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Common Stock that may be issued upon the exercise of options under all of our equity compensation plans as of June 30, 2013.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Issuance Under Equity Compensation Plans (excluding services reflected in column (a))
		(a)	(b)	(c)
Plans Approved by Stockholders:

	Second Amended and Restated 2004 Stock Option Plan	276,670	$2.33	439,133

	Amended and Restated 2004 Directors’ Stock Option Plan	48,334	$2.49	140,000

Options and Restricted Stock Generally

Our Board, as the administrator of each of the plans listed above, has the discretion to accelerate the vesting of any outstanding options held by the employees and directors in the event of an acquisition of us by a merger or asset sale in
15

which the outstanding options under each such plan are not to be assumed by the successor corporation or substituted with options to purchase shares of such corporation.

In the event of a change of control (as such term is defined in the stock option plans listed in the table above, which definition includes, among other items, (a) conditions under which a person or group becomes a beneficial owner of 50% or more of the voting power of our outstanding stock, or (b) a change in the composition of our Board occurring within a one-year period of 60% or more), the Board has the discretion to accelerate the vesting of any outstanding options or shares of restricted stock held by employees. Vesting of outstanding options held by members of our Board would be automatically accelerated as a result of a change of control.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of our Board in providing oversight to our financial management, independent registered public accounting firm, and financial reporting procedures. Our management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those statements. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in our 2013 Annual Report on Form 10-K with management and Moss Adams, LLP, the independent registered public accounting firm engaged to audit such financial statements.

The Audit Committee has discussed with Moss Adams, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended. The Audit Committee has received the written disclosures and the letter from Moss Adams, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with Moss Adams, LLP its independence. In concluding that Moss Adams, LLP is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams, LLP were compatible with maintaining its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and be filed with the SEC.

The Audit Committee has appointed Moss Adams, LLP to serve as our independent auditors for the fiscal year ending June 30, 2014.

AUDIT COMMITTEE

David C. Hovda	Raymond E. Cabillot	Nicholas J. Swenson

CODE OF BUSINESS CONDUCT AND ETHICS

Our code of business conduct and ethics, as approved by our Board, can be obtained from our website at www.pro-dex.com under “Investor Relations,” then “Governance,” and then “Code of Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of the code that relate to one of more of the items set forth in Item 406(b) of Regulation S-K and its successor regulation, by describing on our Internet website, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted. There have been no waivers of the ethics policy granted during the fiscal year ended June 30, 2013 and through the date of this proxy statement, nor have there been any requests for such waivers during that period.

Information on our Internet site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and officers and any person who owns more than ten percent of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC and the Nasdaq Capital Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all forms they file in accordance with Section 16(a). Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required for those persons, we
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believe that during the fiscal year ended June 30, 2013, our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to such persons.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all Board members or an applicable committee. Under the policies and procedures, the Board is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act or approval of the Board or an independent committee of the Board pursuant to applicable Nasdaq rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our Board intends to approve only those related party transactions that are in the best interests of Pro-Dex, Inc. and its shareholders.

Since July 1, 2012, the beginning of our fiscal year 2013, there has not been a transaction or series of related transactions to which we were or are a party, or in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Certain Relationships and Related Transactions

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Colorado law.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and Nasdaq, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with us.

The Board has determined that all of its directors are independent under these standards, except for Mr. Hurwitz, our Chief Executive Officer and President, who was appointed to our Board on June 10, 2013.

COMMUNICATIONS WITH DIRECTORS

Our Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of our Board, or the independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. To communicate with our Board, any individual directors or any group or committee of directors, correspondence should be addressed to our Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2361 McGaw Avenue, Irvine, California 92614. To communicate with any of our directors electronically, a shareholder should send an email to our Secretary: hal.hurwitz@pro-dex.com.

All communications received as set forth in the preceding paragraph will be opened by the Company's Secretary for the sole purpose of determining whether the contents represent a message to one or more of the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company's Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

It is our policy that our directors are invited and encouraged to attend all of our annual meetings of shareholders. All of the then-current directors were in attendance at the 2012 Annual Meeting.

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Proposal No. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, and requests our shareholders to ratify this appointment. In the event that our shareholders do not ratify the selection of Moss Adams, LLP as our independent public accountants, our Board will consider the selection of another independent public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders.

A representative of Moss Adams, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

ACCOUNTING FEES

The Audit Committee’s policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee considers whether the performance of any service by our independent registered public accounting firm is compatible with maintaining such firm’s independence.

The following table sets forth the aggregate fees billed to us for the fiscal years ended June 30, 2013 and June 30, 2012 by our independent registered public accounting firm, Moss Adams, LLP, all of which were preapproved by the Audit Committee:

	Years Ended June 30,
	2013	2012
Audit Fees(1)	$172,125	$153,500
Audit-Related Fees(2)	$4,280	12,030
Tax Fees(3)	$36,410	$22,140
All Other Fees(4)	—	—

Total	$215,815	$187,670

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal state and local tax compliance, planning and advice.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Required Vote and Board Recommendation

Although shareholder ratification is not required for the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Assuming a quorum is present at the Annual Meeting, this proposal will be ratified and approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP TO SERVE AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

Proposal No. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers, commonly referred to as the “say-on-pay” vote. In

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accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our Named Executive Officers’ compensation. Although this advisory vote is nonbinding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our Named Executive Officer compensation and related executive compensation programs.

We encourage shareholders to read the “Compensation of Executive Officers and Management” section in this Proxy Statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our Named Executive Officers for the fiscal year ended June 30, 2013. The compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our Named Executive Officers to dedicate themselves fully to value creation for our shareholders.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any other related disclosure in the proxy statement.”

Required Vote and Board Recommendation

Assuming a quorum is present at the Annual Meeting, this proposal to approve, on an advisory basis, the compensation of our Named Executive Officers will be approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR”, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO
APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our Named Executive Officers as reflected in Proposal 3 above. Shareholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our Named Executive Officers every one, two or three years. Shareholders also may abstain from casting a vote on this proposal.

The Board has determined that holding an advisory vote to approve the compensation of our Named Executive Officers every year is the most appropriate policy at this time, and recommends that future advisory votes to approve the compensation of our Named Executive Officers occur every year. Our Board recognizes the importance of receiving regular input from our shareholders on important issues such as our compensation programs.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. The voting frequency option that receives the highest number of votes cast by shareholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by shareholders. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers is nonbinding, our Board and the Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

Required Vote and Board Recommendation

Assuming a quorum is present at the Annual Meeting, the voting frequency option that receives the highest number of votes will be deemed the frequency for the advisory vote on executive compensation that has been selected by our shareholders.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR “1 YEAR” WITH RESPECT THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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ANNUAL REPORT

Our Annual Report on Form 10-K containing audited financial statements for the fiscal year ended June 30, 2013 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

PROPOSALS OF SHAREHOLDERS

Pursuant to Rule 14a-8 of the SEC, proposals by shareholders and submissions by shareholders of director nominees that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us by June 27, 2014, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals. Proposals by shareholders, as well as shareholder nominees for director, for possible consideration at our next annual meeting that are not intended for inclusion in our proxy materials must also be received by our Secretary no later than June 27, 2014.  Every shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

OTHER MATTERS

Our Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

OUR SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT OCTOBER 25, 2013. IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

By Order of the Board of Directors,

PRO-DEX, INC.

/s/ Harold A. Hurwitz
Corporate Secretary

Irvine, California

SHAREHOLDERS MAY OBTAIN FREE OF CHARGE A PAPER COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2013, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO: INVESTOR RELATIONS, PRO-DEX, INC., 2361 MCGAW AVENUE, IRVINE, CALIFORNIA 92614 OR CALLING (949) 769-3200.

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PRO-DEX, INC. 2361 MCGAW AVENUE IRVINE, CA 92614
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following director nominees:
1.	Election of Directors Nominees	☐	☐	☐

01	Raymond E. Cabillot 02 William J. Farrell III 03 David C. Hovda 04 Harold A. Hurwitz 05 Nicholas J. Swenson

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.						☐	☐	☐

3	Advisory vote to approve the compensation of our Named Executive Officers.						☐	☐	☐

The Board of Directors recommends you vote for 1 Year with respect to proposal 4.						1 Year	2 Years	3 Years	Abstain

4	Advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers.					☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date
0000116074_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Shareholder Letter is/are available at www.proxyvote.com .

PRO-DEX, INC. Annual Meeting of Shareholders December 5, 2013 8:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Harold A. Hurwitz as attorney and proxy, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Pro-Dex, Inc. held of record by the undersigned on October 10, 2013, at the Annual Meeting of Shareholders to be held at Pro-Dex, Inc., 2361 McGaw Avenue, on December 5, 2013, at 8:00 a.m., local time, and at any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the director nominees in proposal 1, “FOR” proposals 2 and 3, and “1 YEAR” with respect to proposal 4.

Continued and to be signed on reverse side
0000116074_2    R1.0.0.11699